EXHIBIT 10.20







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                                                                (HOTEL SUPPLIES)

                                 PROMISSORY NOTE

$47,800.00                                                    RICHMOND, VIRGINIA
                                                              SEPTEMBER 17, 1999

FOR VALUE RECEIVED, Apple Suites Management, Inc., a Virginia corporation, and Apple Suites Services Limited Partnership, a Virginia limited partnership (collectively, the "Makers"), hereby make an UNCONDITIONAL PROMISE TO PAY TO THE ORDER OF Apple Suites, Inc., a Virginia corporation (the "Holder"), in lawful money of the United States of America, the principal sum of Forty Seven Thousand Eight Hundred and 00/100 Dollars ($47,800.00) together with interest thereon, in accordance with the following terms:

1. INTEREST.

         Interest shall accrue on the unpaid principal balance at the annual rate of nine percent (9%) (the "Note Rate"). The computation of interest at the Note Rate shall be based on a 360-day year and a uniform period of 30 days per month. If there is an Event of Default (as defined below), the annual rate of interest shall increase to twelve percent (12%), and shall be compounded monthly (the "Default Rate"). The computation of interest at the Default Rate shall be based on the actual number of days elapsed.

2. PAYMENTS.

         (a) The debt represented by this Note shall be paid in sixty-one (61) consecutive monthly installments. The amount of the first installment shall be $167.30, consisting entirely of interest. The amount of each subsequent installment shall be $992.25, consisting of principal and interest on an amortized basis.

         (b) Each installment shall be due and payable on the first day of each month, beginning with October 1, 1999. The due date for each installment shall be deemed a "Payment Date." The entire balance of principal and interest shall be due and payable in full on October 1, 2004.

         (c) The Makers are entitled to prepay the principal balance under this Note, in whole or in part, on one or more occasion(s), without premium or penalty.

         (d) The Holder shall have the right to allocate all payments under this
Note in accordance with the following priority: (1) first, to accrued but unpaid interest; and (2) second, to unpaid principal.

3. PAYMENT ADDRESS AND METHOD.

          The Holder shall have the right, which may be exercised on one or more occasion(s) in the sole discretion of the Holder, to require the Makers to use any address for the delivery of



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payment  and any  reasonable  method of  payment,  including  but not limited to cashier's check or wire transfer. For present purposes, the Holder hereby requires the Makers to use a single check for each installment payment, and to use the mailing address shown below for the delivery of all payments:

                                    Apple Suites, Inc.
                                    Attn:  Stanley J. Olander, Jr., Secretary
                                    306 East Main Street
                                    Richmond, VA  23219

4. SECURITY AND COLLATERAL.

         The Holder and the Makers acknowledge and agree that no security interest has been granted in any property or collateral in connection with this Note.

5. PURPOSE.

         The Makers have leased certain extended-stay hotel properties. The Makers have received funds from the Holder for the purchase of various supplies for such hotel properties, including without limitation, sheets, towels and similar supplies to be used in connection with the operation of such hotel properties (the "Supplies"). This Note serves as evidence of the indebtedness of the Makers to the Holder, and provides for the repayment of such indebtedness to the Holder. The purchase price of the Supplies and the corresponding indebtedness with respect to each hotel property is shown on Schedule A, which is attached hereto and incorporated herein by this reference.

6. EVENTS OF DEFAULT.

         (a) Each of the following events shall constitute an "Event of Default" under this Note:

                  (1) the failure by the Makers to pay to the Holder, within a grace period of five (5) calendar days after any Payment Date, the full amount due on such Payment Date;

                  (2) the acceleration of any payment obligation of the Makers, or either one of them, under any other promissory note, debt instrument or other financial instrument or agreement that now exists or may exist in the future;

                  (3)  the   commencement  of  any  proceeding  to  appoint  any
receiver, trustee, custodian, liquidator, or similar official for the Makers, or for either one of them, or the final appointment of any of the foregoing;

                  (4) the attachment, levy, seizure or garnishment, whether in whole or in part, of any wages, funds, financial accounts or other property of the Makers, or either one of them;



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                  (5) the entry of any judgment  against the Makers,  or against either one of them, that exceeds, when combined with other unpaid judgments of the Makers, ten percent (10%) of the then unpaid principal balance under this Note;

                  (6) the general inability of either Maker to pay its debts as they become due;

                  (7) the filing or commencement, by the creditors of either or both of the Makers, of any Insolvency Action (as defined below) that is not dismissed within thirty (30) calendar days after the original date of filing or commencement;

                  (8) the approval or voluntary filing of any Insolvency Action, or the approval or consummation of any plan to make a general assignment for the benefit of creditors, by the Makers, or by either one of them;

                  (9) the approval of any plan, or the execution of any contract, that causes or is intended to cause any of the following with respect to either of the Makers: (A) its dissolution; (B) the liquidation of its assets;
(C) the termination of its corporate existence, whether by merger or otherwise; or (D) the sale or transfer of all, or substantially all, of its assets;

                  (10) any event that causes or will cause the Makers, or either one of them, to cease its business or operations for a period of more than thirty (30) consecutive calendar days; or

                  (11) any event that terminates or will terminate the business, operations or legal existence of either or both of the Makers.

         (b) For purposes of this Note, the term "Insolvency Action" shall mean any case or proceeding, or petition relating thereto, that arises under any state or Federal laws relating to bankruptcy or insolvency, whether now existing or subsequently enacted, and that seeks reorganization, liquidation or other relief with respect to the debts, assets or businesses of the Makers, or either one of them.

7. REMEDIES.

         (a) If an Event of Default occurs, all unpaid principal and accrued interest under this Note shall become immediately due and payable in full, without any action whatsoever by the Holder.

         (b) The Makers shall pay all costs, including but not limited to reasonable legal fees and expenses, whether arising in connection with an Insolvency Action or otherwise, that may be incurred by the Holder to enforce this Note or to collect the amounts due under this Note ("Enforcement Costs"). The Holder, in its sole discretion, shall have the right to treat Enforcement Costs as additional interest under this Note.



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         (c) The Makers shall have joint and several  liability  for all amounts due under this Note. The Holder shall have the right to enforce this Note against either or both of the Makers in such percentages as the Holder, in its sole discretion, may determine.

8. TRANSFER AND ASSIGNMENT.

         (a) The Holder shall have the right to transfer this Note and to assign any rights or remedies under this Note. Such right may be exercised in whole or in part, on one or more occasion(s), in the sole discretion of the Holder. The obligations of the Makers under this Note shall not be altered or affected in any way by any such transfer or assignment by the Holder.

         (b) The Makers shall be absolutely prohibited from assigning any of their obligations under this Note without the prior written consent of the Holder. The Holder shall be entitled to withhold such consent in its sole discretion for any reason or no reason. Any attempted assignment in violation of such prohibition shall be ineffective and void.

         (c) The Holder and the Makers acknowledge and agree that this Note (1) is evidence of commercial debt financing; and (2) is not an investment contract, is not designed to raise capital, is not part of any plan of distribution and is not related to any offering of securities.

9. WAIVERS.

         (a) The Holder shall not be deemed to have waived any of its rights or remedies under this Note unless the Holder delivers a written notice to each of the Makers that states the nature and scope of such waiver. Without limiting the foregoing, no waiver of the Holder's rights or remedies shall be deemed to exist solely because the Holder, on one or more occasion(s), may have: (1) waived certain rights or remedies; (2) elected certain rights or remedies in lieu of others; (3) delayed in exercising any rights or remedies; (4) extended any Payment Dates under this Note; or (5) refrained from requiring the Makers to act in strict compliance with this Note.

         (b) Each of the Makers, to the maximum extent permitted by law, hereby grants a complete, irrevocable and unconditional waiver of each of the following: (1) the right to require presentment, demand, dishonor, protest or any notices of any kind or nature from the Holder in connection with this Note;
(2) the right to assert any statute of limitations as a defense to the enforcement of this Note; (3) any claim that seeks to restrain, enjoin, prohibit, delay or interfere with any transfer of this Note by the Holder, or any assignment of the Holder's rights or remedies under this Note; (4) any claim that a transfer or assignment by the Holder with respect to this Note has altered or affected the obligations of the Makers in any way; and (5) any claim that the Holder has waived its rights or remedies under this Note in a manner other than the manner described in subsection (a) immediately above.



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10. GENERAL.

         (a) Time is of the essence with respect to this Note and each Payment Date. Except as expressly set forth in this Note, or in a written waiver that may be granted by the Holder, there are no grace periods and no extensions of time for payment with respect to this Note, and no grace periods or extensions shall be implied.

         (b) This Note shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to any choice of law provisions or principles thereof to the contrary.

         (c) All provisions in this Note are severable and each valid and enforceable provision shall remain in full force and effect, regardless of any official or formal determination that declares certain provisions of this Note to be invalid or unenforceable.

         (d) Captions and headings are used in this Note for convenience only and shall not affect the interpretation of this Note. Terms such as "hereof," "hereby," "hereto," "herein" and "hereunder" shall be deemed to refer to this Note as a whole, rather than to any particular provision of this Note.

         (e) All terms and conditions of this Note shall be binding upon, and enforceable against, the Holder and the Makers, and all of their respective assignees and successors in title or interest.

                                      APPLE SUITES MANAGEMENT, INC.,
                                      a Virginia corporation

                                      By: /s/ Glade M. Knight
                                          --------------------
                                          Glade M. Knight, President

                                      APPLE SUITES SERVICES LIMITED PARTNERSHIP, a Virginia limited partnership

                                      By: Apple Suites Services General, Inc.,
                                         a Virginia corporation

                                      Its: General Partner

                                      By: /s/ Glade M. Knight
                                          ---------------------
                                          Glade M. Knight, President


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                                   SCHEDULE A

                                 Hotel Supplies

  Name of Hotel Property             Location                            Amount
  ----------------------            ----------                          --------
  Dallas-Addison                    4451 Beltline Road                  $ 12,000
                                    Addison, Texas  75244

 Dallas-Irving/Las Colinas          4300 Wingren Drive                  $ 13,600
                                    Irving, Texas  75039

 North Dallas- Plano                4705 Old Sheppard Place             $  9,900
                                    Plano, Texas  75093

 Richmond-West End                  4100 Innslake Drive                 $ 12,300
                                    Glen Allen, Virginia 23060

                                                    TOTAL               $ 47,800